   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997.


                                                      REGISTRATION NO. 333-12735
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2


                       POST-EFFECTIVE AMENDMENT NO. 1 TO


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SIGNATURE INNS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


            Indiana                              7011                            35-1426996
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)


          250 East 96th Street, Suite 450, Indianapolis, Indiana 46240
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)

John D. Bontreger, 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240
                                 (317) 581-1111
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF            OFFERING PRICE PER        AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED               UNIT(1)         OFFERING PRICE(1)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
$1.70 Cumulative Convertible Preferred
      Stock, Series A......................        $20.00            $46,000,000         $15,703.45(1)
----------------------------------------------------------------------------------------------------------
Common Stock(2)............................
----------------------------------------------------------------------------------------------------------
Non-Cumulative Preferred Stock, Series One
  Purchase Rights(2).......................
==========================================================================================================

(1) Estimated solely for the purpose of computing the registration fee. The registration fee was calculated and paid at the time of the original filing of this Registration Statement based on an assumed offering of 3,795,000 shares of Common Stock at a maximum offering price of $13.00 per share.

(2) Such indeterminate number of shares as are issuable on conversion of the Preferred Stock, including such additional shares as may be issuable as a result of adjustments to the conversion price. Additionally, certain Non-Cumulative Preferred Stock, Series One Purchase Rights (the "Rights") will be evidenced by the certificates for the shares of Common Stock and trade automatically with the Common Stock. Any value attributable to the Rights will be reflected in the market price of the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 9(a), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of the Company provide that the Company shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty to the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company.

     Any such director, officer, employee or agent who has been wholly successful, on the merits or otherwise, with respect to any claim, suit or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer, employee or agent has met the standards of conduct set forth in the first sentence of this section. The directors may request independent legal counsel (who may be regular counsel of the Company) to deliver to it their written opinion as to whether such director, officer, employee or agent has met such standards.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses to be borne by the Company in connection with the Offering are as follows:

Registration Fee-Securities and Exchange Commission..............................  $   16,000
NASD Fee.........................................................................       5,000
NASDAQ Filing Fees...............................................................      40,000
Printing.........................................................................     220,000
Legal Fees and Expenses..........................................................     400,000
Accounting Fees and Expenses.....................................................     120,000
Directors and Officers Insurance Premium.........................................     192,000
Blue Sky Expenses and Fees.......................................................       8,000
Mailing, Postage, Certificates and Transfer Agent Fees...........................      20,000
Miscellaneous Expenses...........................................................      79,000
                                                                                   ----------
  Total Expenses.................................................................  $1,100,000
                                                                                   ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The information set forth under the heading "Certain Transactions" in the Prospectus included in Part I of this Registration Statement is incorporated herein by reference. The management purchase transactions described therein were consummated in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

     The exhibits to this Registration Statement required under Item 601 of Regulation S-B are attached hereto together with an index of exhibits, listing the exhibits in the same order as called for under Item 601(b) of Regulation S-B.

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of that time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective
Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, Indiana on the 13th day of February, 1997.



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
                                               SIGNATURE INNS, INC.

                                               By:  /s/ JOHN D. BONTREGER
                                                  ------------------------------
                                               John D. Bontreger, President,
                                               Chief Executive Officer and
                                               Chairman of the Board
ATTEST:
 /s/ DAVID R. MILLER
--------------------------------
David R. Miller, Secretary

Date: February 13, 1997



     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities indicated on February 13, 1997.


                                               /s/ JOHN D. BONTREGER
                                               ---------------------------------
                                               John D. Bontreger, President,
                                               Chief Executive Officer and
                                               Chairman of the Board

                                               /s/ MARK D. CARNEY
                                               ---------------------------------
                                               Mark D. Carney, Vice President
                                               Finance, Chief Financial Officer
                                               and Director

                                               /s/ BO L. HAGOOD
                                               ---------------------------------
                                               Bo L. Hagood, Vice President
                                               Hotel Operations and Director

                                               /s/ DAVID R. MILLER
                                               ---------------------------------
                                               David R. Miller, Secretary and Director

                                               /s/ MARTIN D. BREW
                                               ---------------------------------
                                               Martin D. Brew, Treasurer and
                                               Controller

                                               /s/ WILLIAM S. WATSON
                                               ------------------------------
                                               William S. Watson, Director

                                               /s/ RICHARD L. RUSSELL
                                               ------------------------------
                                               Richard L. Russell, Director

                                               /s/ STEPHEN M. HUSE
                                               ------------------------------
                                               Stephen M. Huse, Director

                                               /s/ RICHARD E. SHANK
                                               ------------------------------
                                               Richard E. Shank, Director

                                               /s/ GEORGE A. MORTON
                                               ------------------------------
                                               George A. Morton, Director

                               INDEX TO EXHIBITS


 EXHIBIT
   NO.
---------
       1.   Form of Underwriting Agreement
     *3.1   Amended and Restated Articles of Incorporation of Signature Inns, Inc.
     *3.2   Code of By-Laws of Signature Inns, Inc.
      4.1   Specimen Common Stock Certificate
      4.2   Specimen Preferred Stock Certificate
      4.3   Form of Rights Agreement adopted by the Board of Directors of Signature Inns, Inc.
       5.   Legality Opinion of Johnson Smith Pence Densborn Wright and Heath.
       8.   Tax Opinion of Johnson Smith Pence Densborn Wright and Heath
     10.1   Form of Contract for Purchase of Real Estate to be used in connection with the
            Purchase Transactions.
     10.2   Employment Agreement between the Company and John D. Bontreger.
     10.3   Employment Agreement between the Company and Mark D. Carney.
     10.4   Employment Agreement between the Company and Bo L. Hagood.
     10.5   Employment Agreement between the Company and David R. Miller.
     10.6   Employment Agreement between the Company and Martin D. Brew.
     10.7   The Company's 1996 Equity Incentive Plan.
      21.   Subsidiaries of the Company.
     23.1   Consent of KPMG Peat Marwick LLP.
     23.2   The consent of Johnson Smith Pence Densborn Wright & Heath is included in its opinion filed as Exhibit 5 hereto.
      27.   Financial Data Schedule.


---------------


* This amended exhibit is filed herewith. All other exhibits have been previously filed.